Exhibit 10.8
DESCRIPTION OF COMPENSATION ARRANGEMENTS FOR EXECUTIVE OFFICERS
     Set forth below is a description of the compensation arrangements for each of our executive officers. The compensation arrangements consist of salary, annual incentive compensation, equity awards and certain perquisites. We do not have agreements with any of our executive officers except as set forth below.
     The cash salary and bonus payable to each executive officer for 2006 is set forth below.

NAME AND POSITION	2006 BASE SALARY		2006 TARGET BONUS %(1)
Gregg L. Engles, Chairman of the Board and Chief Executive Officer	$1,200,000		120
Barry A. Fromberg, Chief Financial Officer	435,000	(2)	65
Alan Bernon, President–Dairy Group(3)	620,000		80
Joe Scalzo, President–WhiteWave Foods Company(4)	620,000		80
Michelle P. Goolsby, Chief Administrative Officer and General Counsel	515,000		70
Pete Schenkel, Vice Chairman(5)	500,000		50
Ronald H. Klein, Senior Vice President–Corporate Development	357,500		55

(1)	Target bonus percentages included in the table are expressed as a percentage of base salary. Pursuant to our Executive Incentive Compensation Plan, executive officers are eligible to receive 0% to 200% of their target bonuses, depending on the level of achievement of the performance criteria established by the Compensation Committee of our Board of Directors. The Executive Incentive Compensation Plan was filed as Exhibit 10.6 to our Annual Report on Form 10-K for the year ended December 31, 2005.

(2)	Mr. Fromberg has announced his intention to retire effective April 1, 2006. On November 7, 2005, we entered into an agreement with Mr. Fromberg pursuant to which he has agreed to continue in his position until April 1, 2006, in exchange for certain payments that we will make to him in 2006 and beyond. The terms of our agreement with Mr. Fromberg are disclosed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, and the agreement was filed as Exhibit 10.9 thereto.

(3)	On October 7, 2005, we entered into an employment agreement and certain related agreements with Mr. Scalzo pursuant to which he became President of WhiteWave Foods Company. The terms of our agreement are disclosed in our current report on Form 8-K dated August 30, 2005. Copies of the agreements we have entered into with Mr. Scalzo were filed as Exhibits to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

(4)	On September 7, 2005, we entered into an employment agreement and certain related agreements with Mr. Bernon, pursuant to which he became President of the Dairy Group effective January 1, 2006. The terms of the agreement are disclosed in our Current Report on Form 8-K dated September 13, 2005. Copies of the agreements were filed as Exhibits to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

(5)	Mr. Schenkel resigned as President of Dean Dairy Group effective December 31, 2005. Beginning January 1, 2006 Mr. Schenkel became Vice Chairman of our Board of Directors for a period of 2 years. On December 2, 2005, we entered into an agreement with Mr. Schenkel pursuant to which we agreed to the terms of his employment as Vice Chairman, including his compensation. The terms of the agreement are disclosed in our Current Report on Form 8-K filed December 7, 2005. A copy of the agreement was filed as Exhibit 10.21 to our Annual Report on Form 10-K for the year ended December 31, 2005.
     Awards of equity compensation are made in accordance with our 1997 Seventh Amended and Restated Stock Option and Restricted Stock Plan and our 1989 Third Amended and Restated Stock Award Plan (or any successor plans), filed as Exhibits 10.1 and 10.2, respectively, to our Annual Report on Form 10-K for the year ended December 31, 2004.
     All executive officers are eligible to participate in our Post-2004 Executive Deferred Compensation Plan, filed as Exhibit 10.3 to our Annual Report on Form 10-K for the year ended December 31, 2004.
     Our executive officers are entitled to all benefits generally available to all employees. In addition, our executive officers receive certain benefits payable under our Supplemental Executive Retirement Plan, filed as Exhibit 10.8 to our Annual Report on Form 10-K for the year ended December 31, 2004, for the benefit of employees who receive salary and cash bonus in excess of the amount which IRS regulations allow to be taken into account under a 401K plan. Our executives also receive an annual physical examination benefit. Certain executive officers occasionally use our company planes for personal travel. Mr. Schenkel receives an automobile allowance and certain club memberships. Also, pursuant to certain agreements between Mr. Schenkel and our Southern Foods subsidiary that pre-date our purchase of that business from Mr. Schenkel in January 2000, Mr. Schenkel receives a lifetime supplemental health insurance benefit for himself and his wife. Finally, we have entered into certain Change in Control agreements with our executive officers in substantially the Form Filed as Exhibit 10.24 to our Annual Report on Form 10-K for the year ended December 31, 2005.